Exhibit 10.1

                      THIRTEENTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


     THIS THIRTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Thirteenth Amendment") is made as of the 3rd day of November, 2008, by and between CULP, INC., a North Carolina corporation (together with its successors and permitted assigns, the "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly, Wachovia Bank, N.A.), a national banking association, as Agent and as a Bank (together with its endorsees, successors and assigns, the "Bank").

                                   BACKGROUND
                                   ----------

     The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of August 23, 2002, as amended by Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment"), dated as of June 3, 2003; by Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment"), dated as of August 23, 2004; by Fourth Amendment to Amended and Restated Credit Agreement ("Fourth Amendment"), dated as of December 7, 2004; by Fifth Amendment to Amended and Restated Credit Agreement ("Fifth Amendment") dated as of February 18, 2005; by Sixth Amendment to Amended and Restated Credit Agreement ("Sixth Amendment"), dated as of August 30, 2005; by Seventh Amendment to Amended and Restated Credit Agreement ("Seventh Amendment"), dated as of December 7, 2005; by Eighth Amendment to Amended and Restated Credit Agreement ("Eighth Amendment"), dated as of January 29, 2006; by Ninth Amendment to Amended and Restated Credit Agreement ("Ninth Amendment"), dated as of July 20, 2006; by Tenth Amendment to Amended and Restated Credit Agreement ("Tenth Amendment"), dated as of January 22, 2007; by Eleventh Amendment to Amended and Restated Credit Agreement ("Eleventh Amendment"), dated as of April 16, 2007; and by Twelfth Amendment to Amended and Restated Credit Agreement ("Twelfth Amendment"), dated as of December 27, 2007 (it being acknowledged by the parties hereto that the proposed First Amendment to Amended and Restated Credit Agreement, which had been under discussion in March 2003, was never executed by the parties and is of no force or effect; otherwise, such agreement, as amended by the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, and Twelfth Amendment, and as it may be further amended, restated, supplemented and/or modified, shall be referred to herein as the "Credit Agreement"). Terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

     The Borrower has now requested additional amendments to the provisions of the Credit Agreement, which the Bank is willing to accommodate subject to the terms, provisions and conditions set forth in this Thirteenth Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) The following definitions in Section 1.01 are hereby amended and restated in their entireties to read as follows:

     "Applicable Margin" means three percent (3%).

        "Termination Date" means whichever is applicable: (i) December 31, 2009, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

     (b) The following definitions are hereby added to Section 1.01 of the Credit Agreement:

        "Note Purchase Agreement" means the Note Purchase Agreements, dated as of March 4, 1998, among the Borrower, as the Company, and each of Connecticut General Life Insurance Company, Life Insurance Company of North America, CIGNA Property and Casualty Insurance Company, The Mutual Life Insurance Company of New York, United Omaha Life Insurance Company, The Prudential Insurance Company of America, and Allstate Life Insurance Company, as Purchasers, as amended by: (i) First Amendment dated as of January 31, 2002; (ii) Second Amendment dated as of December 6, 2006; (iii) Third Amendment dated as of April 17, 2007; (iv) Fourth Amendment dated as of February 19, 2008; and (v) Consent and Fifth Amendment dated as of August 11, 2008, and as may be amended in the future.

        "Omaha Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of August 11, 2008, among the Borrower, as the Company, and Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company, as Purchasers, and as may be amended in the future.

     (c) Section 5.19 of the Credit Agreement through and including Section 5.28 of the Credit Agreement are hereby deleted in their entireties.

     (d) New Section 5.29 through and including new Section 5.31 are hereby added to the Credit Agreement, which new sections shall read as follows:

        "Section 5.29. Certain Financial Limits. The Borrower shall not, at any time, permit:

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

     (a) Tangible Net Worth to be less than the sum of (a) $65,164,800, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter.

     Terms used but not defined in this Section 5.29(a) shall have the definitions given such terms in the Omaha Note Purchase Agreement (but excluding for purposes of this Section 5.29(a) any future amendments thereto not made with the written consent of the Bank).

     (b) Capital Expenditures of the Borrower and its Subsidiaries to exceed (i) $5,000,000 in the aggregate during the Borrower's 2008 fiscal year and (ii) for any fiscal year of the Borrower thereafter, the sum of (A) $4,000,000 and (B) such additional amount of Capital Expenditures that may be incurred without causing the Borrower to have a Fixed Charge Coverage Ratio (measured for the most recently ended four fiscal quarters of the Borrower for which financial statements have been delivered to the Bank and giving pro forma effect to the incurrence of such additional Capital Expenditures as if they had been incurred during such period) of less than 2.25:1.0.

     Terms used but not defined in this Section 5.29(b) shall have the definitions given such terms in the Note Purchase Agreement (but excluding for purposes of this Section 5.29(b) any future amendments thereto not made with the written consent of the Bank).

     "Section 5.30. Consolidated Total Debt/Consolidated EBITDA Ratio. The Borrower shall not at any time permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters then most recently ended, to exceed 2.5 to 1.0.

     Terms used but not defined in this Section 5.30 shall have the definitions given such terms in the Omaha Note Purchase Agreement (but excluding for purposes of this Section 5.30 any future amendments thereto not made with the written consent of the Bank).

     "Section 5.31. Consolidated EBITDAR/Consolidated Fixed Charges Ratio. The Borrower will keep and maintain the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for each period of four consecutive fiscal quarters at no less than 2.25 to 1.0.

     Terms used but not defined in this Section 5.31 shall have the definitions given such terms in the Omaha Note Purchase Agreement (but excluding for purposes of this Section 5.31 any future amendments thereto not made with the written consent of the Bank).

     (e) Section 6.01 of the Credit Agreement is hereby amended by adding a new Event of Default thereto, which new Event of Default shall read as follows:

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

        (m) An "Event of Default" (as therein defined) under either the Note Purchase Agreement or the Omaha Note Purchase Agreement shall have occurred and be continuing.

     2.  Further  Assurances.   The  Borrower  will  execute  such  confirmatory
instruments, if any, with respect to the Credit Agreement and this Thirteenth Amendment as the Bank may reasonably request.

     3. Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Credit Agreement (except as expressly modified by this Thirteenth Amendment) and agrees that: (i) except as expressly modified by this Thirteenth Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment of its obligations under the Credit Agreement. The Borrower and the Bank agree that this Thirteenth Amendment shall not be construed as an agreement to extinguish the Borrower's obligations under the Credit Agreement or the Notes and shall not constitute a novation as to the obligations of the Borrower under the Credit Agreement or the Notes. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement or the Notes.

     4. Amendments. This Thirteenth Amendment may not itself be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Thirteenth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

     5. Counterparts. This Thirteenth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     6. Modification and Extension Fee. The Borrower shall pay to the Bank on the date this Thirteenth Amendment is executed, an amendment and extension fee equal to $20,000.00, which fee, once paid, shall be fully earned and non-refundable.

     7.  Bank's  Expenses.  In  accordance  with  Section  9.03  of  the  Credit
Agreement, Borrower hereby acknowledges and agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Thirteenth Amendment, including without limitation reasonable attorneys' fees.

                            [Signature Page Follows]

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

     IN WITNESS WHEREOF, this Thirteenth Amendment has been duly executed under seal by Borrower and Bank as of the day and year first above written.


                          BORROWER:

                          CULP, INC.                                  (SEAL)


                          By:/s/ Kenneth R. Bowling
                          Name: Kenneth R. Bowling
                          Title: Vice President, Chief Financial Officer




                          BANK:

                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                          as Agent and as Bank                        (SEAL)


                          By:/s/ Matthew M. Rankin
                          Name: Matthew M. Rankin
                          Title: Senior Vice President



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